Exhibit 99.1

BitMine Immersion (BMNR) is the #1 ETH treasury in the world, now 2nd largest crypto treasury globally and the 10th most liquid US stock, trading $6.4 billion per day on average

BitMine Crypto Holdings Exceed $6.612 billion, including 1.52 Million ETH Tokens

BitMine Crypto holdings of $6.6 billion ETH is a $1.7 billion increase from $4.9 billion reported last week

BitMine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, and Galaxy Digital to support BitMine’s goal of acquiring 5% of ETH

LAS VEGAS, August 18th, 2025 /PRNewswire/ -- (NYSE AMERICAN: BMNR) BitMine Immersion Technologies (“BitMine” or the “Company”) today announced crypto holdings exceeding $6.612 billion. As of August 17th at 11:59pm ET, the Company’s crypto holdings are comprised of 1,523,373 ETH at $4,326 per ETH (Bloomberg), 192 Bitcoin (BTC) coins.

BitMine crypto holdings now rank as #1 Ethereum treasury and #2 global treasury, behind Strategy Inc (MSTR), which owns 628,946 BTC coins valued at $74 billion.

Bitmine remains the largest ETH treasury in the world. BitMine launched its ETH Treasury strategy on June 30th (closing on July 8th). In the ensuing six weeks, the Company has passed many key milestones.

“In just a week, BitMine increased its ETH holdings by $1.7 billion to $6.6 billion (adding over 373,000 tokens from 1.15 million to 1.52 million tokens), as institutional investors have expressed interest and support for our pursuit of the ‘alchemy of 5%’ of ETH,” said Thomas “Tom” Lee of Fundstrat, Chairman of BitMine. “As we continue to say, we are leading crypto treasury peers by both the velocity of raising crypto NAV per share and by the high trading liquidity of our stock.”

The GENIUS Act and SEC’s Project Crypto are as transformational to financial services in 2025 as US action on August 15, 1971 ending Bretton Woods and the USD on the gold standard 54 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today. These proved to be better investments than gold.

“We continue to believe Ethereum is one of the biggest macro trades over the next 10-15 years,” continued Lee. “Wall Street and AI moving onto the blockchain should lead to a greater transformation of today’s financial system. And the majority of this is taking place on Ethereum.”

BitMine is now one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $6.4 billion (5-day average, as of August 8, 2025), ranking #10 in the US, behind United Health (rank #9) and ahead of JPMorgan (rank #27) and Alphabet (rank #11) among 5,704 US-listed stocks (statista.com and Fundstrat research).

The company recently released a corporate presentation, which can be found here: https://bitminetech.io/investor-relations/

To stay informed, please sign up at: https://bitminetech.io/contact-us/

About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE BitMine Immersion Technologies, Inc.

MEDIA CONTACT:

Marcy Simon

Marcy@agentofchange.com

+19178333392